EXHIBIT 5.1

[Dorsey & Whitney LLP Letterhead]

May 10, 2005

Nu Skin Enterprises, Inc.
75 West Center Street
Provo, Utah 84601

        Re:     Registration Statement on Form S-8

        Ladies and Gentlemen:

        We have acted as counsel to Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) relating to the sale by the Company from time to time of up to 5,000,000 shares of the Company’s Class A common stock, $0.001 par value per share (the “Shares”), issuable pursuant to the Second Amended and Restated Nu Skin Enterprises, Inc. 1996 Stock Incentive Plan (the “Plan”).

        We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

        In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise) and executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

        Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

Nu Skin Enterprises, Inc.
May 10, 2005

        Our opinion expressed above is limited to the laws of the State of Utah and the Delaware General Corporation Law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, /s/ Dorsey & Whitney LLP

SPG